                                [GRAPHIC OMITTED]




                        GREATER ATLANTIC FINANCIAL CORP.

10700 PARKRIDGE BOULEVARD - SUITE P50 O RESTON, VIRGINIA 20191 - (703) 391-1300
- FAX: (703) 391-1506

NEWS RELEASE

DATE:     JULY 15, 2004

CONTACT:  CARROLL E. AMOS
          (703) 390-0344

                     GREATER ATLANTIC ANNOUNCES BRANCH SALES

Greater Atlantic Financial Corp. (the "Company"), the holding company for Greater Atlantic Bank (the Bank") announced today that the Bank has entered into definitive agreements for the sale of two branch offices. The office located at 2147 Valley Avenue, Winchester, Virginia, will be sold to First Citizens Bank and the office located at 1025 Connecticut Avenue N. W. Washington, D. C., will be sold to WashingtonFirst Bank. Combined, the two offices held approximately $38 million in deposits at June 30, 2004. The sales include the assumption of deposits and the transfer of physical assets, and, in the case of the Washington office, leased premises. No loans are being sold as part of the transactions except for certain overdraft lines linked to checking accounts.

"The sale of the two branches is the culmination of a strategic plan begun by the Board of Directors in fiscal 2003 that will allow the Bank to redeploy its capital and increase the operating efficiencies of the Bank," said Carroll E. Amos, President and Chief Executive Officer. "Our intent is to make the transition as smooth as possible for the customers and employees of these offices," he added.

Continuing, Mr. Amos said: "The decision to sell these two offices does not in any way reflect a shift in our community banking strategy. Rather, the decision is part of our continuing efforts to increase shareholder value and allow us to provide a broader array of more competitive financial products and services in the markets we currently serve."

Based on the terms of the agreements, the two transactions are expected to result in an estimated pre-tax gain of $700,000, net of transaction expenses and the write-off of approximately $350,000 of goodwill related to the Winchester office, and annual reductions in net non-interest expense of $900,000. Mr. Amos pointed out that the estimated gain and the reductions in net non-interest expense will only be realized upon the closing of the transactions. The transactions are expected to be completed during the fourth quarter of 2004, pending regulatory approvals.




7/19/2004               Greater Atlantic Financial Corp.             Page 1 of 2

          PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THESE STATEMENTS ARE NOT HISTORICAL FACTS, BUT STATEMENTS BASED ON THE COMPANY'S CURRENT EXPECTATIONS REGARDING ITS BUSINESS STRATEGIES AND THEIR INTENDED RESULTS AND ITS FUTURE PERFORMANCE.
FORWARD-LOOKING STATEMENTS ARE PRECEDED BY TERMS SUCH AS "EXPECTS," "BELIEVES," "ANTICIPATES," "INTENDS" AND SIMILAR EXPRESSIONS.

FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. NUMEROUS RISKS AND UNCERTAINTIES COULD CAUSE OR CONTRIBUTE TO THE COMPANY'S ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE OR CONTRIBUTE TO THESE DIFFERENCES INCLUDE, WITHOUT LIMITATION, GENERAL ECONOMIC CONDITIONS, INCLUDING CHANGES IN MARKET INTEREST RATES AND CHANGES IN MONETARY AND FISCAL POLICIES OF THE FEDERAL GOVERNMENT; LEGISLATIVE AND REGULATORY CHANGES; AND OTHER FACTORS DISCLOSED PERIODICALLY IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS REPORT OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.



7/19/2004               Greater Atlantic Financial Corp.             Page 2 of 2